UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 5, 2018

Martin Marietta Materials, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	1-12744	56-1848578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Wycliff Road,
Raleigh, North Carolina 27607
(Address of Principal Executive Offices) Zip Code)

(919) 781-4550
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2018, the board of directors (the “Board”) of Martin Marietta Materials, Inc. (the “Company”) increased the size of the Board from 9 directors to 10 directors and elected Dorothy M. Ables to fill the newly-created directorship. Ms. Ables has been appointed to the Board’s Audit Committee.

Ms. Ables will receive the directors fees and stock-based compensation for directors previously disclosed in the Company’s proxy statement for its 2018 Annual Meeting of Shareholders. Ms. Ables will stand for re-election at the Company’s 2019 Annual Meeting of Shareholders.

Ms. Ables, 60, served as Chief Administrative Officer of Spectra Energy Corp. from November 1, 2008 until her retirement in February 2017, culminating a more than 30-year career at Spectra Energy and its predecessor companies. As CAO, Ms. Ables was responsible for information technology, human resources, support services and community relations. A Fortune 500 company, Spectra Energy Corp. is one of North America's leading pipeline and midstream companies. Based in Houston, Texas, the company's operations in the United States and Canada include approximately 21,000 miles of natural gas and crude oil pipelines; approximately 300 billion cubic feet of natural gas storage; 5.6 million barrels of crude oil storage; as well as natural gas gathering, processing, and local distribution operations. Spectra Energy is the general partner of Spectra Energy Partners, LP (NYSE: SEP), one of the largest pipeline master limited partnerships in the United States and owner of the natural gas and crude oil assets in Spectra Energy's U.S. portfolio. On February 27, 2017, Enbridge Inc. and Spectra Energy Corp. merged. Prior to Spectra, Ms. Ables held roles as Vice President of Audit Services and as Chief Ethics and Compliance Officer for Spectra, and as Senior Vice President and Chief Financial Officer for Duke Energy Gas Transmission. Ms. Ables began her career in the audit department of Peat, Marwick, Mitchell & Co., a predecessor of KPMG.

Ms. Ables currently serves as a member of the board of directors of Cabot Oil & Gas Corporation (NYSE: COG), where she is on the Audit and Compensation Committees. She also sits on the board of Houston Methodist Hospital Foundation. Ms. Ables has been named one of Texas’ Most Powerful and Influential Women by the National Diversity Council and one of Houston’s Most Influential Women by Houston Woman magazine. Ms. Ables graduated from the University of Texas at Austin with a Bachelor of Business Administration in Accounting.

There are no arrangements or understandings between Ms. Ables and any other persons pursuant to which she was selected as a director. Ms. Ables does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release dated November 5, 2018 announcing the election of Ms. Ables to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.

Date: November 5, 2018	By:	/s/ Roselyn R. Bar
Name: Roselyn R. Bar
Title: Executive Vice President, General Counsel
and Corporate Secretary